Number :40000928-2011 (Henggang) No. 0060

Current fund loan contract

(2009)

Important note: The contract is signed between borrower and lender according to laws and on equal and willing basis, and all the terms of this contract are true meaning of both sides. In order to protect the borrower’s legitimate rights and interests, the lender hereby inform the borrower to pay full attention to all the terms concerning the rights and obligations of both parties , especially the bold parts of the contract.

The lender (the loan): Industrial and Commercial Bank of China Ltd. Shenzhen Henggang Branch
Person in charge: Duoping Yang   Contact: Xiaomin Hong
Residence (address): City Center Garden Street shops 101,201，Henggang Street, Longgang District, Shenzhen    Zip Code: 518115
Tel 0755 -28433033   Fax 0755 -28858699    E-mail: /

Borrower: Shenzhen Highpower Technology Co., Ltd.
Legal representative: George Pan   Contact: Eric Li
Residence (address):Building A2，Luoshan Industrial，Shanxia，Pinghu Town, Longgang District, Shenzhen   Zip Code: 518111
Tel :0755 -89686236   Fax: 0755-89686819   E-mail: /

After equal negotiation, both sides agreed to enter into this particular contract.

The first part   the loan conditions

Article 1   the use of the loan
The loan Can be used for the below purpose and shouldn’t be used for any other purposes without written consent of the lender, the lender has the right to monitor the use of funds.
 Use of loan: The loan can be used as current funds for production and management.

Article 2  the loan amount and duration
2.1 The amount under this contract is RMB 20,000,000.00 (RMB TWENTY MILLION ONLY)
2.2 The term under this contract is 12 months from the date of actual withdrawal (if separate withdrawal, from the date of the first withdrawal), the actual withdrawal date is the date on IOU.

Article 3  rate, interest and cost
3.1 to determine the RMB loan interest rates
RMB loan interest rates shall be determined according to the following (2)
(1) fixed interest rate. Annual interest rate shall be 0 and will not change during the   duration.
(2) Floating interest rates. Interest rate shall be determined by base rate plus floating rate. Base rate is the corresponding base lending rate announced by the People's Bank of China on the effective date of the contract which regulated in section 2.2, and the range of floating is up 15% and shall not change within the loan period. After withdrawal, the interest rates shall be adjusted every 3 months. The date to determine the second period’s interest rate is the corresponding date when the first period ends.  if the corresponding date does not exist, then choose the last day of that month. Interest rate of separate withdrawals shall be adjusted according to the below A.
A,	the interest rate shall be determined according to the set rate regardless of times of withdrawal and shall be adjusted in the next period.
B,	each withdrawal of borrowing rates were determined and adjusted.
(3) Other: None
3.2  to determine the foreign exchange loan interest rates
Foreign currency borrowing rates following the / ways to determine:
(1) Fixed interest rate. Annual interest rate shall be 0 and shall not change during the duration.
(2) Floating interest rates, borrowing rates to / months / (LIBOR / HIBOR) as the base rate plus / basis points (one basis point to 0.01%) consisting of a floating interest rate spreads. Contract period plus point spreads remain unchanged. The use of sub-pen drawing, and each withdrawal rates were calculated. Borrower after the withdrawal, following the / ways to adjust the benchmark interest rate, interest-bearing segment:
A, The benchmark interest rate changes in accordance with the corresponding period. The second phase of the benchmark interest rate adjustment date for a full withdrawal on the corresponding day after, if you adjust the month and the withdrawal does not exist on the corresponding date, places corresponding to the last day of the month, day, and so on other phases .
B, the benchmark interest rate changes in the first day of each Interest Period.
(3) Other: /
3.3 Borrower under the contract from the date of withdrawal from the actual daily interest on a monthly basis (month / quarter / half year) interest settlement. Loan maturity, interest with this clear. One day interest rate = interest rate / 360.
3.4 Late penalty rate under the contract in the original loan interest rate determined on the basis of subject%, misappropriation of penalty interest rate loan, based on the original loan interest rate surcharge% sure.

Article 4  Withdrawal
Borrowers need to be extracted based on the actual borrowing of money, which the borrower must   upfront before extraction, a loan must  before the final extraction, otherwise the lender the right to cancel all or part of the loan. (This section does not apply to loan cycles)

Article 5  repayment
5.1 Borrower in accordance with the following (1) ways to return the loan under this contract:
(1) loan repayment due one.
(2) amortization in accordance with the following repayment plans (more content, can be attached pages):

5.2 Borrower under the contract the following circumstances, the borrower should be returned immediately after the corresponding loan funds, leading to early repayment, the borrower required to pay compensation:
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5.3 Except for the agreed conditions 5.2, if prepayment, the prepayment amount shall be /% of compensation paid to the lender.

Article 6  cycle loan special agreement (optional provisions of this section □ applicable □ not applicable)
6.1 Borrower under the contract can be recycled, as described in the aforementioned second loan amount and loan period is the cycle of loan amount and loan amount of the life cycle, including the amount of the cycle loan from the effective date.
6.2 RMB loans with floating interest rate cycle, the benchmark interest rate in accordance with the corresponding period of each loan grade of the People's Bank of China to determine the benchmark lending rate.
6.3 In addition to interest, the borrower shall pay the commitment fee to the lender. Commitment fee following the first / ways to pay:
(1) on a revolving loan amount /%, the effective date of this contract, a one-time payment to the lender.
(2) after the commencement of this contract, each / (month / quarter / six months) of 20, on a revolving loan amount and the borrower has put money (billing cycle average daily balance) of the difference and /% the annual rate , sub-sub-loans to pay, until the cycle shall expire on the use of borrowing facilities.
  (3) /

Article 7   guarantees
7.1 under the contract as a secured loan the borrower, by way of security for the Hong Kong Highpower Technology, Springpower Technology (Shenzhen) Co., Ltd. to ensure the security, the legal representative of George Pan's joint responsibility to ensure personal security.

7.2 under the contract for the loan guarantee maximum security, the corresponding maximum guarantee contract as follows:
Maximum amount of guarantee contract name: "the maximum guaranteed contract" (ID: ICBC shenzibaohengzi 046 2011)
Guarantor: Hong Kong Highpower Technology Co., Ltd.
Maximum amount of guarantee contract name: "the maximum guaranteed contract" (ID: ICBC shenzibaohengzi 047 2011)
Guarantor: Springpower Technology (Shenzhen) Co., Ltd.
Maximum amount of guarantee contract name: "the maximum guaranteed contract" (ID: ICBC shenzibaohengzi 048 2011)
Guarantor: George Pan

Article 8  financial agreement (optional provisions of this section □ applicable □ not applicable)
During the period of the contract, the borrower shall comply with the following financial indicators agreed upon:
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Article 9   Dispute Resolution
Dispute resolution under this contract by (2):
(1) to submit the dispute / arbitration committee, the application submitted to arbitration by the Arbitration Rules will be effective in the / (arbitration) for arbitration. Arbitral award is final and binding on both parties.
(2) the court where the lender to resolve through litigation.

Article 10  Other
10.1 Contract is copies, the borrower, lenders, armed with copies of the same legal effect.
10.2 The following attachments and by mutual recognition of other accessories form an integral part of this contract, and this contract has the same legal effect:
Annex 1: Notice of Withdrawal
Annex 2: commission payment protocol

Article 11   other matters agreed by the parties

The second part   the working capital loan contract terms

Article 1   rate and interest
1.1 In foreign currency borrowings, LIBOR is the benchmark interest rate adjustment date or withdrawal two banking days before (11:00 noon London time) Reuters (REUTRES) Financial Telecommunication terminal "LIBOR" page displays the borrower under this contract currency interbank offered rate; HIBOR as the benchmark interest rate adjustment date or withdrawal two banking days before (11:15 noon Hong Kong time) Reuters (REUTRES) Financial Telecommunication terminal "HIBOR" page shows the same industry in HK Offered Rate.

1.2 Under the contract of loan with floating interest rates, loan interest rate adjustment after the rule is still overdue according to the original manner.
1.3 Monthly loan interest rates, interest settlement date is 20th of each month; quarterly interest settlement, the interest settlement date for the end of each quarter 20 months; interest rate by half knot, knot interest payment date to June 20 each year and December 20.
1.4 The first interest period is the actual withdrawal from the borrower until the date of the first interest settlement date; the last period is an interest from an interest until the day after the end of the final repayment date; the rest of the interest period is from an interest until the day after the end of the next interest settlement date.
1.5 In case of the Chinese People's Bank adjust the loan interest rate to determine the way the People's Bank of China according to relevant provisions, the lender no longer notice the borrower.

Article 2   loan payment
2.1 Extraction loan the borrower must meet the following prerequisites, or loans were not obliged to release any funds to the borrower, the lender agreed to advance loans, except:
(1) Subject to credit loans, loans to borrowers who have been asked to provide appropriate security and related security procedures have been completed it;
(2) Did not occur under this contract or the borrower and the lender under the contract signed by the breach of other conditions;
(3) provide evidence of borrowing in line with the agreed purposes.
2.2 When the borrower to the lender withdrawals written documents shall be original; not provide the original, after the consent of the lender agrees to provide a copy of the official seal stamped with the borrower.
2.3 Borrowers must apply for withdrawals made at least five banking days notice of withdrawal submitted to the lender. Withdrawal notice is submitted, without the written consent of the lender may not be revoked.
2.4 To meet the withdrawal a prerequisite for the borrower by the lender agreed to advance or loan, the lender will loan borrowers included in the designated account, the lender is deemed to have been in accordance with the contract issued to the borrower's loan.
2.5 In accordance with relevant regulatory requirements and management requirements of lenders, more than a certain amount or meet other conditions of the loan, the lender should be entrusted with payment by the lender based on the borrower's withdrawal application and payment of commission will be paid to the interests of the borrowing contract the payment of the agreed use of the object. To this end, the borrower and the lender should be entered into an agreement to pay commission as the annex to the contract, and the lender at the opening or appoint a special fiduciary account to handle payments.

Article 3   repayment
3.1 The Borrower shall repay the loan in full and on time the contract principal, interest and other payables. In the interest payment date and the end of each working day before a bank, the borrower should the lender at its opening into full account the repayment of current interest payable, principal and other payables, the lender the right to end of the repayment date or interest received on the initiative plan, or require the borrower to draw money to handle the formalities with. If the repayment amount in the account is insufficient to cover all amounts due the borrower, the lender the right to decide the liquidation order.

3.2 Borrower to apply for early repayment of all or part of the loans, 10 banking days in advance to submit a written application to the lender, the lender agreed to the consent and in accordance with the standard contract to pay compensation to the lender.
3.3 The lender agreed to early repayment, the borrower shall also pay the prepayment date to the date of prepayment, due and payable under this contract, the loan principal, interest and other payments.
3.4 The lender has the right to recover the loan in advance according to the borrower’s funds .
3.5 If the borrower repay the loan ahead of schedule or the lender recover the loan in advance under the contract to shorten the period of cause actual loan, the interest rate level is not adjusted accordingly, still in the original loan rate.

Article 4   cycle loan
4.1 Borrower under the contract can be recycled, in the amount of the life cycle of borrowing, the borrower's loan balance of any point in the cycle of borrowing and shall not exceed the amount; the borrower's loan period for each ATM withdrawal from the actual date of to the agreed repayment date, subject to IOU records, and any repayment of a withdrawal date shall not exceed the amount of the life cycle of borrowing.
4.2 Borrower under the contract can be recycled, from the date of signing, the borrower, such as three consecutive months without any withdrawal, the lender the right to cancel the cycle of borrowing facilities.

Article 5   guarantee
5.1 In addition to credit the borrower, the borrower should be in this for its obligations under the contract to provide loans to people accepted as legitimate and effective security. Guarantee contracts signed separately.
5.2 Occurred under the contract collateral damage, depreciation, property disputes, has been seized or detained, or who attempt to dispose of mortgage collateral, guarantor or surety bonds of adverse changes in financial condition or the occurrence of other claims of the lender is not conducive to change, Borrower shall promptly notify the lender, and further provides other security approved by the lender.
5.3 Borrower under the contract to provide security of a pledge of accounts receivable in the life of the contract, one of the following cases, the lender the right to declare early maturity loans, require the borrower to immediately repay some or all of loan principal and interest, or additional loans were accepted as legitimate, effective and full of security:
(1) Accounts receivable pledgor on payment side of accounts receivable bad debt rate of increase for two consecutive months;
(2) Accounts receivable pledgor has expired on the payment side of accounts receivable uncollected accounts receivable side of the balance of payments more than 5%;
(3) Accounts receivable and the payment side a mass of people have trade disputes or other third parties (including but not limited to quality, technology, service-related disputes) or debt dispute, resulting in accounts receivable may not be due to pay on time of.

Article 6   Account Management
6.1 Borrower shall appoint a special place in the lender of capital returns account for the collection corresponding to the sales revenue or capital repayment plan. Corresponding to the sales of non-cash settlement, the borrower should ensure timely receipt of funds included money withdrawn from circulation after the accounts.
6.2 Lender the right to return of capital account regulation, including but not limited to the capital income and expenditure account to understand and monitor the situation, the borrower should be with. If the lender requires the borrower and the lender should be entered into a special account control agreement.

Article 7   Representations and Warranties
Borrower to the lender to make the following representations and warranties, and maintain the life of the contract remains in effect:
7.1 Borrower shall have the qualification, and performance of this contract signed with the qualifications and abilities.
7.2 The contract has been signed all the necessary authorization or approval, signing and performance of this contract is not in violation of the Articles of Association and relevant laws and regulations, and shall bear other obligations under the contract there was no conflict.
7.3 The borrower has been scheduled to meet other debt payments, bank loan principal and interest owed no malicious behavior.
7.4 The borrower has a sound organizational and financial management system, in the last year of production and management process is not a major act of violation of discipline, the current senior management without any significant adverse record.
7.5 The borrower provides to the lender of all documents and information are true, accurate, complete and effective, there is no false record, misleading statement or significant omission.
7.6 The borrower provides to the lender's financial and accounting reports are prepared under Chinese accounting standards, true, fair and complete reflection of the borrower's operations and liabilities, and since the most recent financial report as of days since the borrower's financial situation is not any material adverse change.
7.7 The borrower does not hide it to the lender involved in litigation, arbitration or claim events.

Article 8  borrower commitment
8.1 The term of this contract and use of extraction and use of borrowed money, borrowed money is not used for fixed assets and equity and other investments, not in any way into the stock market, futures market and the relevant laws and regulations prohibit or restrict other uses.
8.2 In accordance with the contract settlement loan principal, interest and other payables.
8.3 Accept and actively cooperate with the lender to account analysis, inspection certificate, on-site surveys, etc., including use of the loan, including the use of funds and supervision of the inspection, according to the lender requires the borrower periodic summary reports the use of funds.
8.4 Accept the lender's credit check required by the lender's balance sheet, income statement and other financial and accounting information and reflects the borrower's solvency and other information, to actively assist and cooperate with lenders and financial situation of their production and management survey understanding and oversight.

8.5 Before paying off the loan principal and interest under the contract and other payables, not in the form of dividends and any dividends.
8.6 For the merger, division, reduction, changes in ownership, transfer of substantial assets and debt, significant foreign investment, substantial increase in debt financing and other lenders may adversely affect the rights of action, written consent prior consent of the lender or the claims made by the lender to make loans to achieve a satisfactory arrangement to proceed.
8.7 One of the following circumstances, notify the lender:
(1) The articles of incorporation, business scope, registered capital, the legal representative of change;
(2) Out of business, dissolution, liquidation, business for rectification, revocation of business license is revoked or application (by application) bankruptcy;
(3) Or may be involved in major economic disputes, litigation, arbitration, or the property was legally seized, detained or regulation;
(4) Shareholders, directors and senior management is currently involved in serious cases or economic disputes.
8.8 Timely, complete and accurate disclosure of related party to the relationship between lenders and related party transactions.
8.9 Pairs lender sent or otherwise served notice in a timely manner all kinds of sign.
8.10 Not to reduce the solvency of the disposition of own assets; provide guarantees to third parties without prejudice to the interests of the lender.
8.11 As the borrower under the contract system of credit disbursed, complete, true, accurate and regular external security to the lender to submit the case, and in accordance with the requirements of lenders, regulatory agreement signed account. Providing guarantee may affect its obligations under this contract to fulfill, subject to the written consent of the lender.
8.12 Take responsibility for the fulfillment of contracts and costs incurred, and the lender under the contract to achieve this and meet the cost of claims paid, including but not limited to litigation or arbitration fees, property preservation fees, legal fees, execution fees, assessments fees, auction fees, notice fees.
8.13 Debt settlement under the contract order of priority to its shareholders in the borrower's debt and other creditors and borrowers of similar debt of at least an equal footing.

Article 9   lender commitment
9.1 In accordance with the contract payment loan to the borrower.
9.2 Pairs of the borrower to provide non-public information and the confidentiality of information, but otherwise provided by laws and regulations and this contract unless otherwise agreed.

Article 10   Breach of contract
10.1 Occurance under the following circumstances, constitute a default by the borrower:
(1) The borrower is not in accordance with the agreed repayment of the loan principal and interest under the contract and other payables, or perform any of the other obligations under the contract, or breach of contract under this representation, warranty or promise;

(2) The guarantee under the contract had not conducive to the lender claims the change, the borrower provides the lender not be recognized by other security;
(3) The borrower due to any other debt (including due to be announced in advance) they could not settle, or non-performance or breach of other obligations under the Agreement have been or may affect its obligations under this contract to perform of:
(4) The borrower's profitability, solvency, operating and cash flow and other financial indicators exceeded the agreed standard, or deterioration has occurred or may affect its obligations under this contract performed;
(5) Borrower ownership structure, production and management, foreign investment and other material adverse changes have been, or may affect its obligations under this contract performed;
(6) The borrower or may be involved in major economic disputes, litigation, arbitration, or assets be seized, detained or enforcement, or judicial or administrative authorities for investigation by law or by law to take punitive measures, or because of violation of relevant regulations or policies by the media exposure, have been or may affect its obligations under this contract performed;
(7) The borrower principal individual investors, key management personnel abnormal changes, missing or judicial organs for investigation or restriction of personal freedom, have been or may affect its obligations under this contract performed;
(8) The borrower and the related use of false contracts between the parties, the background of the actual transaction using the transaction without taking funds or credit lenders, deliberately or through related party transactions lender debt evasion;
(9) The borrower has been or may be out of business, dissolution, liquidation, business for rectification, revocation of business license is revoked or application (by application) bankruptcy;
(10) The borrower for breach of food safety, production safety, environmental protection and other related laws and regulations, regulatory requirements or industry standards resulting in accidents, have been or may affect its obligations under this contract performed;
(11) If the borrower under the contract system of credit disbursed, the borrower's credit rating, profitability, asset-liability ratio, net operating cash flow and other indicators do not meet the lenders credit criteria; or loans to borrowers without written consent of its operating assets to others to effectively set the arrival / or external security of a pledge to provide surety bonds, have been or may affect its obligations under this contract performed;
(12) May lead to the lender under the contract claims in this adversely affected the implementation of other circumstances.
10.2 Borrower defaults, the lender the right to take one or more of the following measures:
(1) Require the borrower to cure the default within a time limit;
(2) And stopped under this contract between the lender and the borrower's other loan contract issued to the borrower and other financing payments, the borrower to cancel some or all of undrawn borrowing and other financing payments;
(3) That this contract and the lender and the borrower under the contract between the other outstanding loans and other financing amounts immediately due and immediately recover the outstanding amount;
(4) Require the borrower to compensate for its breach of contract caused losses to the lender;
(5) Laws and regulations, the lender that the contract or other measures necessary.

10.3 Due loans (including declared immediately due) about the borrower fails to repay the lender the right to self at this late date of the contract received late penalty interest rate penalty. When the borrower fails to pay interest on overdue interest penalty interest rate to recover.
10.4 Borrower fails to use the contract with the borrower, the lender the right to borrow from the date of misappropriation, diversion of part of the contract by the diversion of loan closing penalty interest rate penalty, the borrower fails to pay during the misappropriation interest, penalty interest rate according to recover misappropriated loan interest.
10.5 Borrowers simultaneously circumstances set forth above 10.3, 10.4, and the penalty rate to determine the selection of its weight, can not impose.
10.6 If the borrower does not repay principal, interest (including penalty interest and compound interest) or other payments due，the lender the right to make announcements through the media collection.
10.7 Borrowers and related parties control of the borrower or control relationship between the changes, or the borrower's related parties, in addition to the above-mentioned Article 10.1 (1), (2) other circumstances beyond the two already or may affect the borrower's obligations under this contract, the performance of the lender the right to take measures in this contract.

Article 11   deducted
11.1 Borrower fails to repay as agreed under the contract expires (including declared immediately due) debt, the lender the right to open from the borrower or the lender Commercial Bank of China to all other branches in the buckle of the foreign currency accounts received the corresponding amount for the discharge, until the borrower under the contract in the full satisfaction of all debts cleared.
11.2 Deduct the amount and currency of the contract are inconsistent, according to the date the lender deduct the applicable exchange rates at. Deducted to settle on (according to national foreign exchange lender will deduct the money management policies currency exchange contracts and the actual settlement costs under this contract the day the debt) generated during the interest and other costs, and during this period due to exchange rate fluctuations resulting difference borne by the borrower.
11.3 Lender deduct the amount is insufficient to satisfy all the debts of the borrower, the lender the right to decide the liquidation order.

Article 12   Transfer of rights and obligations
12.1 Lender is entitled to its rights under this contract some or all transfer to a third party, the lender does not require the transfer of the borrower agrees. Without the written consent of the lender, the borrower may not be transferred under the contract in any of the rights and obligations.
12.2 Lender or China Industrial and Commercial Bank Limited ("ICBC") in accordance with the management needs of Industrial and Commercial Bank authorized or commissioned to perform the other branches of the rights and obligations under the contract, or claims under this contract was placed under the Industrial and Commercial Bank Loan Other branches to undertake and manage, the borrower expressed approval, the lender behavior, without further consent of the borrower's consent. Undertake the rights and obligations of the lender other branches of Industrial and Commercial Bank under the contract is entitled to exercise all the rights, the right to dispute under this contract on behalf of the institution to the court proceedings, arbitration or for enforcement.

Article 13   force, change and release
13.1 The contract shall take effect from the date of signing to the borrower under this contract, fulfilled all the obligations of the date of termination.
13.2 Pairs of any changes to this contract shall be by consensus through consultations and in writing. Change the terms or agreements in this part of the contract and this contract has the same legal effect. In addition to changes in part, the rest of this contract is still valid, some changes before the effective date of the original provision remain in effect.
13.3 The contract changes and the lifting, the parties does not affect the right to seek compensation for losses. The lifting of this contract, does not affect the validity of the dispute resolution provisions.

Article 14   Law and Dispute Resolution
The contract formation, validity, interpretation, performance and dispute settlement are applicable PRC laws. All caused by the contract or in connection with the contract-related disputes and disputes, both parties should be resolved through consultation, the consultation fails according to the contract settlement.

Article 15   complete contract
The first part of this contract, "borrowing conditions" and the second part of the "liquidity loan contract terms," together form a complete loan contract, the same two words have the same meaning. The pen loan borrowers affected by the two common constraints.

Article 16   notice
16.1 All notices under the contract should be given in writing. Unless otherwise agreed, the parties designated residence stated in this contract for communication and contact address. Address any party or other contact is changed, shall be in writing promptly notify the other party.
16.2 Any party refused to sign the contract or the occurrence of other circumstances can not be served, notice or announcement only way to take notary service.

Article 17   other
17.1 Lender to exercise or partial exercise or delay in exercising any right under the contract, not constitute a waiver of rights or other rights or change does not affect the further exercise of that right or other rights.
17.2 The terms of any contract is invalid or unenforceable, does not affect the validity and enforceability of other provisions of, nor affect the validity of the contract.
17.3 Based on the lender the right to laws and regulations or financial regulatory requirements, the contract with the borrower-related information and other relevant information to the Chinese People's Bank's credit system and other credit information database established by law for a appropriately qualified agency or individual queries and use. Lenders also have the right to contract formation and performance-oriented purposes, by the People's Bank of China credit system established by law and other credit information database query information related to the borrower.

17.4 Contract described in the "related party", "related party relationship", "related party transactions", "principal individual investors," "key management personnel" and other words with the Ministry of Finance issued the "Accounting Standards for Enterprises No. 36 - - Related Party Disclosures "(Accounting [2006] 3) and subsequent amendments to the guidelines in the same words have the same meaning.
17.5 Loans made under the rules to retain their business under the contract on the loan documents and evidence, constitute proof of debtor-creditor relationship between borrowers and lenders available evidence, is binding on the borrower.
17.6 In this contract, ⑴ a reference to this contract, the contract should include a modification or supplement; ⑵ Headings are for reference only and does not constitute any interpretation of this contract, under the title nor the content and scope of any restrictions ; ⑶ withdrawal date, repayment date for non-banking days, will be postponed to the next bank business day.

Both sides confirmed: both lenders and borrowers have all the terms of the contract were fully discussed. Loans to borrowers who have brought special attention to the rights and obligations of both parties all the terms of its comprehensive and accurate understanding of, and should the borrower has requested an interpretation of the relevant provisions and instructions. Borrower has carefully read and fully understand all terms of the contract (including the first part of the "loan terms" and the second part of the "liquidity loan contract terms"), both lenders and borrowers on the terms of this contract is fully consistent understanding of the contract without objection.

Lenders (Seal): Industrial and Commercial Bank of China Ltd.，Shenzhen Henggang Branch

Responsible person / authorized agent:
/s/ [illegible signature]

Borrower (seal): Shenzhen Highpower Technology Co., Ltd.

Legal representative / authorized agent:

/s/ Dangyu Pan

Contract signed on:

[FORM OF GUARANTEE AGREEMENT FOR LOAN]

Contract NO：ICBCshenzibaohengzi2011---46

Guarantee Contract of Maximum Amount

Important note: The contract is signed between borrower and lender according to laws and on equal and willing basis, and all the terms of this contract are true meaning of both sides. In order to protect the borrower’s legitimate rights and interests, the lender hereby inform the borrower to pay full attention to all the terms concerning the rights and obligations of both parties , especially the bold parts of the contract.

Creditors: Industrial and Commercial Bank of China Ltd, Shenzhen Henggang Branch (hereinafter referred to as "Party A")
Person in charge: Yang Duoping
Business address: 101 201 shops city center garden henggang street, Longgang District, Shenzhen
Phone and fax: 0755-28433033

Guarantor: [_______________________]
Legal representative: [__________]
Business or residence: Building A2,Luoshan Industrial Zone, Shanxia, Pinghu, Longgang, Shenzhen, Guangdong, China
Phone and fax: 0755-89686236

In order to ensure the realization of Party A’s claims, Party B voluntarily provides security guarantee (counter-guarantee). To specify the rights and obligations based on "contract law", "Security Law" and other relevant laws and regulations, party A and B    agreed to enter into this contract after equal negotiation.

Article 1   ensure the main claims

1.1
The debt is secured by party B from August 1, 2011 to August 1, 2013 (including the starting date and the expiration date of the period) with the highest balance of RMB 60,000,000.00 (RMB SIX MILLION ONLY). Party A and Shenzhen Highpower Technology Co., Ltd. (hereinafter referred to as debtor) entered into foreign currency loan contracts, exchange-loan contract, bank acceptance agreement , letter of credit issuing agreement / contract to open a security agreement, international and domestic trade financing agreements, forward foreign exchange agreements and other financial derivative products agreements and other documents (hereinafter referred to as the main contract) is entitled, claims against the debtor, regardless of whether the credits are expired.

1.2	The above maximum balance is the total of all the debts expressed by RMB converted according to the exchange rate announced by Party A.

Article 2   the way of security

Party B shall take joint responsibilities under this contract.

Article 3   assurance coverage

Party B maximum to ensure the security of the main claims include principal, interest, compound interest, penalty, penalty, damages, exchange rate losses (due to exchange rate movements caused by the related losses) and the realization of the cost of claims (including but not limited to litigation fees, legal fees), but the realization of the cost of claims not included in Article 1.1 of the maximum stated in the balance within.

Article 4   period of guarantee

4.1 If the main contract is the loan contract, this contract under the warranty period is: self-borrowings under the contract from the day after the expiration of two years; Party under the main contract of the loan agreement announced early maturity, then The warranty period for the loan maturity date in advance from the day after two years.
4.2 If the main agreement is the banker's acceptance contract, the warranty period for the Party's external commitments since from the day after two years.
4.3 If the main contract is the security agreement, the guarantee period from the Party to fulfill security obligations for two years from the day after.
4.4 If the main contract for the letter of credit issuing agreement / contract, the warranty period from the Party for the amounts paid under letters of credit from the day after two years.
4.5 If the main contract is the other financing documents, the warranty period to determine the claims of independent contract expires or expires in advance from the day after two years.

Article 5   Party B Representations and Warranties

Party B shall make the following representations and warranties:
5.1 Party B shall have the guarantor of the main qualifications for the Party to ensure the security provided in accordance with the procedures stipulated in the articles and obtain all necessary permissions to the authorization or approval, does not violate laws and regulations and other relevant regulations.
5.2 If a listed company or subsidiary of a listed company, to ensure accordance with the "Securities Act", "Stock Exchange Listing Rules" and other laws, rules and regulations require timely disclosure of information on the guarantee of fulfillment of obligations.
5.3 To ensure there is sufficient capacity to take responsibility, not because of any instruction, financial situation changes, and any third party entered into any agreement to reduce or waive the commitment to ensure that responsibility.

5.4 Fully understand the main purpose of the debt under the contract for the debtor to provide surety bonds is voluntary, under the contract in the full meaning of that truth. For domestic and international trade financing, financing is based on the B recognize the real underlying transaction, there is no fraud.
5.5 If the information provided to the Party or the information in all respects true, accurate, complete, and there is no false record, misleading statement or significant omission.
5.6 If the contract as the principal obligation secured by the debtor for the Party to provide international trade financing, the Party accepted and recognized by relevant international conventions related business.
5.7, If Party B is a natural person, then the same representations and warranties as follows:
A, with full civil rights and full civil capacity;
B, there are legitimate sources of income and adequate compensatory capacity;
C, no malicious default bank loan principal and interest, credit cards, overdraft and other malicious acts;
D, no gambling, drug abuse and other bad behavior or criminal record;
E, to provide guarantees to Party A spousal consent has been obtained.

Article 6   Party B commitment

Party B shall make the following commitments:
6.1 Any of the following circumstances happened, Party A shall receipt the notice within five working days from the date of the unconditional fulfillment of this responsibility under the contract to ensure that:
A, the main creditor due (including early maturity) the debtor has not been liquidated;
B, Party B, or the debtor is filing for bankruptcy or go out of business, dissolution, liquidation, business for rectification, revocation of business license be revoked.
6.2 Party A main claim of the existence of guarantees, whether or not the matter of security is provided by the debtor or by third persons, the right to request Party B to bear to ensure that the first responsibility of Party B is not thereby committed to the defense. Party to give up, change or loss of other security interest, B's responsibility to ensure continued and effective, shall not be invalidated or reduction.
6.3 Party A shall be required to provide timely financial information, tax certificates and to reflect its financial position and other relevant information.
6.4 Any of the following circumstances happened, without consent by Party B, Party B shall continue to fulfill its guarantee of the liability under the contract:
A, Party A and the debtor negotiate change the master contract, Party B does not increase the debt or extend the term of the debt discharge;
B, in the under domestic and international trade finance, Party and the main contract with the debtor to modify the relevant letters of credit, did not increase the debtor's payment obligations under the letter of credit or extend the payment period;
C, Party A will be the primary assignment of claims to a third person.
6.5 If a third party to provide any form of security, without prejudice to the interests of the Party A.

6.6 The merger, division, reduction, changes in ownership, transfer of substantial assets and debt, significant foreign investment, substantial increase in debt financing and other Party may adversely affect the rights of action, should the prior written consent of Party their consent or under this contract, the responsibility to ensure that satisfactory arrangements Party, shall not engage in such behavior.
6.7 Any of the following circumstances happened, should notify the Party A:
A, charter, business scope, registered capital, the legal representative of change, changes in ownership;
B, out of business, dissolution, liquidation, business for rectification, revocation of business license revoked or filed for bankruptcy;
C, or may be involved in major economic disputes, litigation, arbitration, or the property was legally seized, detained or regulation;
D, B is a natural person, home, work, contacts, etc. change.
E, issuing corporate bonds, corporate bonds, short-term financing bonds or use other means to increase direct financing debt levels;
F, or some other large amount of foreign borrowing guarantees.
6.8 Receipt the written notice from Party A in time.
6.9 In the domestic letter of credit, letters of credit under the buyer's financing of domestic, import letters of credit and import negotiation / import payment services under the event of one of the following circumstances, Party B shall bear the obligation to guarantee non-defense, B party not because of any judicial or administrative authorities of the payment obligations under letters of credit issued stop-payment order, injunction or take attachment, seizure, freezing and letters of credit or similar measures on property measures proposed exemption or defense:
A, Party's nominee, who has been authorized in accordance with the Party's instructions for the payment in good faith;
B, Party A or its nominee, who has been authorized under the domestic letter of credit issued in good faith payment confirmation or payment due under the credit documents of imported and made in good faith acceptance;
C, confirming letter of credit in good faith to fulfill the payment obligation;
D, letter of credit is intended to carry out the proposed Fuxing Shan negotiation.
6.10 In shipping guarantee, bills of lading endorsed, authorized under the delivery business, non-B credit amount the debtor's non-payment of the appropriate exemption or defense made.

Article 7   Party A commitment

Party A commitment: To keep the relevant documents, financial information and other relevant information in non-public information submitted by Party B in the performance of the obligations under the contract confidential, but the relevant laws and regulations and as otherwise provided in this contract unless otherwise agreed.

Article 8   Determine the main claims

One of the following circumstances occur, the maximum to ensure the security of claims to determine:
A, Article 1.1 of the contract period expires;

B, the new claim can not happen again;
C, the debtor, the Party is declared bankrupt or revoked;
D, the law claims to determine the other cases.

Article 9   Breach of the agreement

9.1 Once this contract is effective, either party fails to perform under the contract in any of the obligations or breach under the contract in this made any representations, warranties and commitments that constitute a breach of contract. Thus to the other losses, and should be compensated.
9.2 Party B does not fulfill this contract under its guarantee obligations of Party B prescribing the right to deduct the Industrial and Commercial Bank of China branch in all the accounts in the amount of money to settle debts under the main contract. Deduct the amount inconsistent with the main contract currency, according to deduct the Party A announced on the corresponding currency exchange rate applicable to the amount to be deducted. Retain or transfer to settlement day (Party A in accordance with national foreign exchange management policy will deduct the amount converted into the main contract currency and the actual debt settlement date under the main contract) generated during the interest and other costs, and during this period due to exchange rate fluctuations difference generated by the Party B commitment.
9.3 Except as provided in the contract, either party defaults, the other party the right to take the PRC laws, regulations and rules and regulations of any other measures.

Article 10   force, change and termination

10.1 The contract is effective from the date of signing.
10.2 Any changes of this contract shall be parties to a consensus and in writing. Change the terms or agreements in this part of the contract and this contract has the same legal effect. In addition to changing part, the rest of this contract is still valid, some changes before the commencement of the original terms of this contract is still valid.
10.3 Any provision of this contract is invalid or unenforceable, which does not affect the validity and enforceability of other provisions of, nor affect the validity of the contract.
10.4 Any change or termination of this contract does not affect the right to seek compensation for losses. The termination of this contract, the contract does not affect the effectiveness of the dispute settlement provisions.

Article 11   Dispute Resolution

The contract formation, validity, interpretation, performance and dispute settlement are applicable PRC laws. Where the contract caused by or in connection with all disputes relating to this contract and disputes, both parties should be resolved through consultation, negotiation fails, the kind of solution B as follows:
A, Submit the dispute / arbitration committee, the application submitted to arbitration by the Arbitration Rules will be effective in the / (arbitration) for arbitration. Arbitral award is final and binding on both parties.

B, Party A local court to resolve through litigation.

Article 12   Other

12.1 Without the written consent of Party A, Party B may not assign this contract in whole or in part under the rights or obligations.
12.2 Party A does not exercise or partial exercise or delay the exercise of any right under the contract, the right does not constitute a waiver or any other rights or change does not affect the further exercise of that right or any other rights.
12.3 Party A is entitled in accordance with relevant laws, regulations or other normative documents requirements or financial regulatory requirements, information relating to this contract and other relevant information available to the People's Bank of China credit information database or other legally established credit database, for suitably qualified organizations or individuals access to and use, the Party has the right to contract formation and performance-oriented purpose, letters of credit through Bank of China and other law-based database set up by Party B's credit information database query.
12.4 The contract has two originals，each side hold one with the same legal effect.

Article 13   other matters agreed by the parties
13.1
13.2

Party A (seal): Industrial and Commercial Bank of China Ltd, Shenzhen Henggang Branch
Person in charge: /s/ Duoping Yang

Party B: ________________________________
Legal representative: _____________________

Date signed:

[INFORMATION FOR PURPOSES OF FILING WITH THE SECURITIES AND EXCHANGE COMMISSION]

SCHEDULE A

PARTIES TO GUARANTEE AGREEMENT

Holder
Hong Kong Highpower Technology Co., Ltd.
Dangyu Pan
Springpower Technology (Shenzhen) Co., Ltd.